UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 10, 2013 (May 16, 2013)

CARDINAL ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53923

(Commission File No.)

6037 Franz Road, Suite 103

Dublin, OH 43017

(Address of principal executive offices and Zip Code)

(614) 459-4959

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2013, Cardinal Energy Group, Inc. appointed James McCabe as our President. He will oversee all day to day operations in the field and will analyze new oil and gas prospects to be acquired. Mr. McCabe will commence his duties on a full time basis sometime in June, 2013 and will succeed Timothy Crawford who will remain as our chief executive officer and a member of the board of directors.

The following is a brief summary of Mr. McCabe’s background:

From 2004 to present, Mr. McCabe was a principal of Diamond Energy Services, an oil field service company providing work over rigs, trucking and other support oil exploration services he founded. During this time Mr. McCabe led the acquisition of the Big Foot Field in South Texas, previously discovered and owned by Shell Oil Company from 1946 to 1991 and consisting of 7,000 acres and 600 wells. Mr. McCabe was responsible for supervision of the Big Foot Field until 2012 and during his involvement in the project he drilled or deepened over 80 production wells, rebuilt a gas pipeline, established partial water flood and chemical injection programs and was responsible for regulatory compliance and financing. Also, during the period of Mr. McCabe’s involvement at the Big Foot Field, production increased over 100% where he employed novel tools and techniques for Ultra-Short Radius Horizontal Drilling and short radius horizontal drilling technology, among others.

From 1981 to 2004, Mr. McCabe was a principal of SanAnco Energy Corporation, a predecessor of Maverick Energy Group, Ltd., an oil and gas exploration and production company he founded.

From 1979 to 1980, Mr. McCabe was a principal of McCabe Petroleum, an oil and gas exploration and production company he founded.

From 1975 to 1978, Mr. McCabe was an independent oil and gas investor who acquired interests in oil wells.

Mr. McCabe was a helicopter pilot in the United States Marine Corps until his honorable discharge as a captain in 1973.

Mr. McCabe received a Bachelors of Arts degree in education from Trinity University, San Antonio, Texas.

Compensation

Upon commencement of his full time employment with our company, Mr. McCabe will receive a base salary of $250,000 per year in cash, subject to a 3% per year cost of living increase, a 1% overriding royalty on the working interest revenue of all future oil and gas projects plus an aggregate of 1,000,000 shares of our common stock in a qualified employee compensation plan. The shares will be issued in quarterly amounts of 250,000 shares commencing 90 days after the commencement of his full time employment. In addition, Mr. McCabe is entitled to an automobile allowance. Mr. McCabe’s employment with our company is “at-will” and may be terminated by either of us without penalty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2013

CARDINAL ENERGY GROUP, INC.

BY:	/s/ Timothy W. Crawford
Timothy W. Crawford, Chief Executive Officer